UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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                                    :
In re:                              :           Chapter 11
                                    :
Refco Inc., et al.,                 :           Case No. 05-60006 (ROD)
                                    :
                          Debtors.  :           (Jointly Administered)
                                    :
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         FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE
         MODIFIED JOINT CHAPTER 11 PLAN OF REFCO INC. AND CERTAIN OF ITS
                        DIRECT AND INDIRECT SUBSIDIARIES

         WHEREAS, (i) Refco Inc. ("Refco" or the "Company") and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors" ),(1) (ii) the Official Committee of Unsecured Creditors of Refco Inc., et al (the "Creditors' Committee"), (iii) the Additional Committee of Unsecured Creditors of Refco Inc., et al. (the "Additional Committee" and, together with the Creditors' Committee, the "Committees"), and (iv) Marc S. Kirschner, the chapter 11 trustee for Refco Capital Markets, Ltd. (the "RCM Trustee" and, collectively with the Debtors and the Committees, the "Plan Proponents") filed the Disclosure Statement With Respect to the Joint Chapter 11 Plan of Refco Inc. and Certain of Its Direct and Indirect Subsidiaries dated as of October 20, 2006 (the

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(1)  The following entities are Debtors in these Chapter 11 Cases: Bersec
     International LLC; Kroeck & Associates, LLC; Lind-Waldock Securities LLC; Marshall Metals, LLC; New Refco Group Ltd., LLC; Refco Administration, LLC; Refco Capital Holdings, LLC; Refco Capital LLC; Refco Capital Management, LLC.; Refco Capital Trading LLC; Refco Finance Inc.; Refco Financial, LLC; Refco Fixed Assets Management, LLC; Refco FIX Associates, LLC; Refco Global Capital Management LLC; Refco Global Finance Limited; Refco Global Futures, LLC; Refco Global Holdings, LLC; Refco Group Ltd., LLC; Refco Inc.; Refco Information Services, LLC; Refco Managed Futures, LLC; Refco Mortgage Securities, LLC; Refco Regulated Companies, LLC; Summit Management, LLC; and Westminster-Refco Management LLC. Refco Capital Markets, Ltd. is a debtor in these chapter 11 eases, and is included within the definition of "Debtor" in this Order, but not a debtor-in-possession.


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"Disclosure Statement")(2) and the Joint Chapter 11 Plan of Refco Inc. and
Certain of Its Direct and Indirect Subsidiaries dated as of October 20, 2006, as modified by the Modified Joint Chapter 11 Plan of Refco Inc. and Certain of Its Direct and Indirect Subsidiaries dated December 4, 2006 (as subsequently amended, modified or supplemented, the "Plan"); and

         WHEREAS, following the hearing to approve the Disclosure Statement held on October 16, 2006 (the "Disclosure Statement Hearing"), the Court entered an Order Under 11 U.S.C. ss.ss. 105, 502, 1125, 1126 and 1128 and Fed. R. Bankr. P. 2002, 3003, 3107, 3018 and 3020 (A) Scheduling Hearing on Confirmation of Plan;
(B) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections, and (III) Temporary Allowance of Claims for Voting Purposes; (C) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (D) Setting Record Date; (E) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters, and (III) Forms of Ballots; (F) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (0) Granting Related Relief (the "Disclosure Statement Order"); and

         WHEREAS, the Plan Proponents filed on December 12, 2006, the Certification of Jane Sullivan With Respect to the Tabulation of Votes on the Joint Chapter 11 Plan of Refco Inc. and Certain of Its Direct and Indirect Subsidiaries (the "Sullivan Certification") and the Certification of Brian Osborne of Omni Management Group, LLC With Respect to the Tabulation of Votes on the Joint Chapter 11 Plan of Refco Inc. and Certain of Its Direct and

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(2)  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A. Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order (defined below), but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

Indirect Subsidiaries (the "Osborne Certification", and together with the Sullivan Certification, the "Voting Certifications"); and

         WHEREAS, the Court established December 15, 2006 at 10:00 a.m. (Eastern
Time) as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"); and

         WHEREAS, affidavits of service have been executed by and filed with the Court (the "Affidavits of Service"), with respect to the mailing of a notice of the Confirmation Hearing and the other solicitation materials in respect of the Plan in accordance with the Disclosure Statement Order; and

         WHEREAS, affidavits of publication have been filed with the Court (the "Affidavits of Publication") with respect to the publication of the notice of the Confirmation Hearing in the national and global editions of USA Today, The Wall Street Journal, The Financial Times, and the national edition of The New York Times, the Times of London, and the Singapore Straits Times; and

         WHEREAS, the Plan Proponents caused the Disclosure Statement, and the appropriate form of Ballot (the Disclosure Statement, the Plan and the Ballot, collectively, the "Solicitation Materials") to be distributed to the Holders of the following Claims to solicit votes to accept or reject the Plan: (i) with respect to the Contributing Debtors, Class 4 Senior Subordinated Note Claims, Class 5(a) Contributing Debtors General Unsecured Claims, Class 5(b) Related Claims and Class 6 RCM Intercompany Claims, (ii) with respect to FXA, Class 4 FXA Senior Subordinated Note Claims, Class 5(a) FXA General Unsecured Claims, Class 5(b) Related Claims and Class 6 FXA Convenience Claims, and (iii) with respect to RCM, Class 3 RCM FX/Unsecured Claims, Class 4 RCM Securities Customer Claims, Class 5 RCM Leuthold


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Metal Claims, Class 6 RCM FX/Unsecured Convenience Claims, Class 7 RCM
Securities Customer Convenience Claims and Class 8 Related Claims against RCM (collectively, the "Holders of Impaired Claims"); and

         WHEREAS, the Plan Proponents filed with the Court certain exhibits to the Plan on November 27, 2006 (as subsequently amended, modified or supplemented, the "Exhibits")

         WHEREAS, 16 objections to Confirmation of the Plan (the "Objections") were filed and served; and

         WHEREAS, the Plan Proponents filed the Memorandum of Plan Proponents in Support of Confirmation of the Modified Joint Chapter 11 Plan of Refco, Inc. and Certain of Its Subsidiaries (the "Memorandum") on December 11, 2006; and

         WHEREAS, the Confirmation Hearing was held on December 15, 2006 at 10:00 a.m. (Eastern Time); and

         WHEREAS, based upon the legal authority set forth in the Memorandum and the record of the Confirmation Hearing, including the Court's bench rulings the Objections that have not been consensually resolved are overruled on the merits pursuant to this order (the "Confirmation Order").

         NOW, THEREFORE, the Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Certifications and the December 14, 2006 Supplement thereto )the "Supplement"), the Affidavits of Service, the Affidavits of Publication, the Objections, the Memorandum and the other papers before the Court in connection with the confirmation of the Plan; the Court having heard the statements of counsel in support of Confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; and the Court having considered all testimony presented and evidence admitted at the


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Confirmation Hearing and the representations by the parties on the record with respect to certain settlements, clarifications and non-material modifications of the Plan; the Court having taken judicial notice of the papers and pleadings on file in these Chapter 11 Cases; and the Court finding that (i) notice of the Confirmation Hearing and the opportunity of any parry in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Disclosure Statement Order, as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Confirmation Hearing and as set forth in this Confirmation Order establish just cause for the relief granted herein; the Court hereby makes the following Findings of Fact, Conclusions of Law and Order.(3)


                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

IT IS HEREBY FOUND AND DETERMINED THAT:

         A. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss. 157(b)(2) and 1334(a)). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(L), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

         B. Plan Modification. On December 4, 2006, the Plan Proponents filed a modification (the "Modification") to the Plan and served such Modification on the master service list, the Bankruptcy Rule 2002 service list and all parties that filed an Objection to the Disclosure

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(3)  Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.


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

Statement and/or the Plan. The Modification does not materially adversely affect or change the treatment of any Holders of Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, the Modification does not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor does the Modification require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the Modification in the filing and service on December 4, 2006 and in the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases.

         C. Judicial Notice. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

         D. Burden of Proof. The Plan Proponents have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

         E. Transmittal and Mailing of Materials; Notice. The Solicitation Materials were transmitted and served upon all interested parties in compliance with the Disclosure Statement Order and in compliance with the Bankruptcy Rules, and such transmittal and service was adequate and sufficient. Notice of the Confirmation Hearing and all deadlines in the Disclosure Statement Order was given in compliance with the Bankruptcy Rules and the Disclosure Statement Order and was good and sufficient notice in accordance with Bankruptcy


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Rules 2002(b) and 3020(b)(2), and no other or further notice is required. Votes for acceptance or rejection of the Plan were solicited in good faith, after transmittal of a disclosure statement containing adequate information, and otherwise in compliance with Bankruptcy Code sections 1125 and 1126 and Bankruptcy Rules 3017 and 3018.

         F. Impaired Classes Voting to Accept the Plan. As evidenced by the Voting Certifications and suplement, which certified both the method and results of the voting, Classes 4, 5 and 6 of each of the Contributing Debtors, FXA Classes 4 and 6 and RCM Classes 3, 4, 5, 6, 7, and 8 are each impaired and have each voted to accept the Plan pursuant to the requirements of sections 1124 and 1126 of the Bankruptcy Code. Thus, at least one impaired class of Claims has voted to accept the Plan in respect of each Debtor.

         G. Classes Deemed To Accept the Plan. Classes 1, 2 and 3 of each of the Contributing Debtors and FXA as well as RCM Classes 1 and 2 are not impaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

         H. Classes Voting to Reject the Plan or Deemed to Reject the Plan. Holders of Class 7 Subordinated Claims against one or more of the Contributing Debtors and Class 8 Old Equity Interests, Holders of Class 7 FXA Subordinated Claims against FXA and Holders of Class 9 RCM Subordinated Claims against RCM are deemed to have rejected the Plan (the "Rejecting Classes") pursuant to section 1126(g) of the Bankruptcy Code because such Holders are not entitled to receive or retain any Distribution or property under the Plan on account of such Claims or Interests. Holders of FXA Class 5(a) Claims voted to reject the Plan (while the numerosity requirement of section 1126(c) was satisfied, the requirement that at least two-thirds in voting amount of allowed claims in a class vote to accept the Plan was not satisfied).



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

         I. Plan Compliance with Bankruptcy Code (11 U.S.C. ss.ss. 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                  (i) Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates separate Classes of Claims and Interests for each of the twenty-seven (27) Debtors, with such Debtors categorized into one of three (3) groups, including the Contributing Debtors, FXA and RCM.(4) The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                  (ii) Specify Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)). Articles II and III of the Plan specify that the following classes are unimpaired under the Plan-Contributing Debtors Classes 1, 2, and 3; FXA Classes 1, 2 and 3; and RCM Classes 1 and 2-thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

                  (iii) Specify Treatment of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Articles II and III of the Plan designate the following classes as impaired under the Plan--Contributing Debtors Classes 4, 5(a), 5(b), 6, 7 and 8; FXA Classes 4, 5(a), 5(b), 6 and 7; RCM Classes 3, 4, 5, 6, 7, 8 and 9--and specify the treatment of

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(4)  In addition, the Plan creates sub-Classes corresponding to each of the
     Contributing Debtors for Class 4 Senior Subordinated Note Claims, Class 5(a) General Unsecured Claims and Class 5(b) Related Claims.


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

Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                  (iv) No Discrimination (11 U.S.C. ss.ss. 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                  (v) Implementation of Plan (11 U.S.C. ss.ss. 1123(a)(5)).
Article V of the Plan, entitled "Means for Implementation of the Plan," sets forth numerous provisions to facilitate implementation of the Plan, including, but not limited to, (i) the continued corporate existence and dissolution of the Reorganized Debtors, (ii) the filing of corporate governance documents that will govern the Reorganized Debtors after the Effective Date; (iii) the designation of directors, managers and officers of the Reorganized Debtors; (iv) the designation of the Plan Administrator pursuant to section 5.5 of the Plan and the Plan Administrator Agreement; (v) the administration of post-Confirmation RCM; (vi) the creation of a Litigation Trust pursuant to the Litigation Trust Agreement; (vii) the creation of a Private Actions Trust in accordance with the terms set forth in the Private Actions Trust Agreement; (viii) the preservation of certain rights of action by the Reorganized Debtors; (ix) the dissolution of the Committees and creation of a Plan Committee; (x) the role of the Fee Committee subsequent to the Confirmation Date; (xi) the cancellation of existing securities and agreements; (xii) ensuring that the Plan will not impair the Examiner's investigation and the filing of the Examiner's report in accordance with the provisions of the Examiner Order and the additional directions


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given by this Court at the June 21, 2006 hearing; and (xiii) the sources of Cash available for Plan Distribution. The Plan provides adequate and proper means for its implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy
Code.

                  (vi) Non-Voting Equity Securities (11 U.S.C. $ 1123(a)(6)).
Section 5.3 of the Plan provides that the corporate governance documents of Reorganized Refco and Reorganized FXA, inter alia shall be restated to prohibit the issuance of non-voting equity securities to the extent required by the Bankruptcy Code. In addition, to the extent the Plan Administrator decides it necessary, the corporate governance documents of the Affiliate Debtors that will continue in existence following the Effective Date pending the wind up of their businesses shall be restated to prohibit the issuance of non-voting equity securities to the extent required by the Bankruptcy Code. The form of each restated corporate governance document attached as Exhibit C to the Plan includes a provision prohibiting the issuance of non-voting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

                  (vii) Selection of Officers, Directors and the Trustee (11 U.S.C. ss. 1123(a)(7)). Pursuant to Section 5.4 of the Plan, the Plan Administrator shall serve as the sole officer and director or manager of the Reorganized Debtors and the RCM Trustee shall serve as the sole representative of RCM. This manner of selection satisfies section 1123(a)(7) of the Bankruptcy Code because the Plan Administrator will be appointed by the Joint Sub-Committee comprised of the Committee and the Additional Committee and the RCM Trustee was appointed pursuant to a March 22, 2006 order issued by this Court authorizing the appointment of one disinterested person as a Chapter 11 trustee for the Estate of RCM. The RCM Trustee is to wind down the RCM Estate in accordance with


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

the terms and conditions set forth in the RCM Settlement Agreement. Thus, the Plan is consistent with the interests of creditors and equity security holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

                  (viii) Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Plan's permissive provisions are appropriate, authorized by section 1123(b) of the Bankruptcy Code, and not inconsistent with the applicable provisions of the Bankruptcy Code.

                  (ix) RCM's Chapter 11 Case (11 U.S.C. ss. 1112). The Court has ruled that RCM's case should proceed under subchapter III of chapter 7 of the Bankruptcy Code, although the Court has deferred the effect of that ruling, permitting RCM to remain in chapter 11 proceedings. In deferring the ruling, the Court found that RCM's case presents unusual circumstances within the meaning of Bankruptcy Code section 1112(b), which have permitted RCM's case not to be converted to chapter 7. Further, the Court directed that RCM work toward a global chapter 11 plan of reorganization with the other Debtors. Accordingly, RCM's inclusion in the Plan, whether as a chapter 11 Plan Proponent, or as a chapter 7 party in interest to the settlements embodied in the Plan, is in compliance with the Bankruptcy Code.

         J. Compliance with Bankruptcy Rule 3016. The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Court satisfies Bankruptcy Rule 3016(b). The Plan describes in specific and conspicuous language all acts to be enjoined under the Plan and identifies all entities that are subject to the injunctions set forth in Article X of the Plan in accordance with Bankruptcy Rule 3016(c).


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

         K. Compliance with Bankruptcy Rule 3018. The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Solicitation Materials, including the Plan, were transmitted to all creditors entitled to vote on the Plan (i.e., Holders of Impaired Claims, other than those in Classes deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code), sufficient time was prescribed for such creditors to accept or reject the Plan, and the Solicitation Materials and related solicitation procedures comply with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of Bankruptcy Rule 3018.

         L. Plan Proponents' Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)). The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

                  (i) Each of the Debtors is a proper debtor under section 109 of the Bankruptcy Code. As set forth above, the Court has ruled that RCM's case should proceed under subchapter III of chapter 7 of the Bankruptcy Code, although the Court has deferred the effect of that ruling, permitting RCM to remain in chapter 11 proceedings. In deferring the ruling, the Court found that RCM's case presents unusual circumstances within the meaning of Bankruptcy Code section 1112(b), which have permitted RCM's case not to be converted to chapter
7. Further, the Court directed that RCM work toward a global chapter 11 plan of reorganization with the other Debtors. Accordingly, RCM, whether as a chapter 11 Plan Proponent, or as a chapter 7 party in interest to the settlements embodied in the Plan, is in compliance with the Bankruptcy Code.

                  (ii) The Plan Proponents have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.


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

                  (iii) The Plan Proponents have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Plan.

         M. Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the formulation of the Plan. The Plan provides for the liquidation and distribution of the Debtors' assets and the wind-down of the Debtors' corporate affairs. The Plan Proponents involved various creditor constituencies throughout the Plan formulation process. Key Settlements reached with the RCM Trustee, the Committees, the Ad Hoc Equity Committee, the Secured Lender Agent, the Indenture Trustee and certain Holders of Secured Lender Claims and Senior Subordinated Note Claims have paved the way for the Plan, which will enable maximum distributions to all of the Debtors' creditors, without the cost and delay of litigation.

         N. Payments for Services or Costs and Expenses (11 U.S.C. ss.ss. 1129(a)(4)). Any payment made or to be made by the Plan Proponents, the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

         0. Directors, Officers and Insiders (11 U.S.C. ss.ss. 1129(a)(5)). The Plan complies with section 1129(a)(5) of the Bankruptcy Code. Pursuant to
Section 5.4 of the Plan,


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the Plan Administrator shall serve as the sole officer and director or manager of the Reorganized Debtors and the RCM Trustee shall serve as the sole representative of RCM. This manner of selection satisfies section 1123(a)(7) of the Bankruptcy Code because the Plan Administrator was appointed by the Joint Sub-Committee comprised of the Committee and the Additional Committee and the RCM Trustee was appointed by order of this Court. The RCM Trustee is to wind down the RCM Estate in accordance with the terms and conditions set forth in the RCM Settlement Agreement. The appointment to, or continuance in, such offices of all such persons is consistent with the interests of Holders of Claims against and Interests in the Debtors and with public policy. No insider is proposed to serve as an officer or director of the Reorganized Debtors.

         P. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). After confirmation of the Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

         Q. Best Interests Test (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit B to the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (a) are persuasive and credible, (b) have not been controverted by competent evidence and (c) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.


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

         R. Acceptance or Rejection by Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 1, 2 and 3 of each of the Contributing Debtors and FXA and RCM Classes 1 and 2 are Unimpaired by the Plan and, thus, are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Classes 4, 5, and 6 of each of the Contributing Debtors, FXA Classes 4 and 6, and RCM Classes 3, 4, 5, 6, 7, and 8 have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code. FXA Class 5(a) voted to reject the Plan. As set forth above, the Rejecting Classes are deemed to reject the Plan and, therefore, the Debtors were not required to solicit votes to accept or reject the Plan from Holders of Claims or Interests in such Classes. Although section 1129(a)(8) has not been satisfied with respect to FXA Class 5(a) and the Rejecting Classes, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes. As set forth in the Voting Certifications, the percentages of Holders of Claims in Classes entitled to vote that voted to accept the Plan are attached hereto as Exhibit C.

         S. Treatment of Administrative, Priority and Tax Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims pursuant to Sections 3.1, 3.2 and 3.3 of the Plan satisfies the requirements of sections 1129(a)(9)(A), (B) and (C) of the Bankruptcy Code.

         T. Acceptance By Impaired Class (11 U.S.C. ss. 1129(a)(10)). Classes 4, 5, and 6 of each of the Contributing Debtors, FXA Classes 4 and 6, and RCM Classes 3, 4, 5, 6, 7, and 8 are Impaired Classes of Claims that have voted to accept the Plan with respect to all of the Debtors, and, to the Debtors' knowledge, do not contain insiders whose votes have been counted. Therefore, the requirement of section 1129(a)(10) of the Bankruptcy Code that at least one Class


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of Claims against or Interests in the Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, has been satisfied.

         U. Feasibility (11 U.S.C. ss. 1129(a)(11)). The Plan provides for the liquidation of the Debtors' remaining assets and a distribution of Cash to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The Plan also provides for the payment in full of all Allowed Administrative Expenses. Therefore, the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

         V. Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by this Court, have been paid or will be paid on the Effective Date pursuant to Section 12.4 of the Plan, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

         W. Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). All retiree benefits will be treated as executory contracts that are subject to rejection pursuant to section 7.1 of the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code). Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

         X. Principal Purpose (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e et seq.), and no governmental unit has objected to the Confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

         Y. No Unfair Discrimination; Fair and Equitable (11 U.S.C. ss. 1129(b)). Holders of Claims and Interests in the Rejecting Classes are Impaired and deemed to have rejected the Plan. The Plan Proponents presented uncontroverted evidence at the Confirmation Hearing that the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes as required by the "cramdown" requirements of section 1129(b)(1) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding the Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code. Upon Confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of the Rejecting Classes and FXA Class 5(a).

         Z. Good Faith Solicitation (11 U.S.C. v 1125(e)). Based on the record before the Court in these Chapter 11 Cases, the Plan Proponents and each of their respective directors, officers, employees, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and injunctive provisions set forth in
Article X of the Plan.

         AA. No Objection to Assumed Contracts and Leases. No non-Debtor party to any executory contract or unexpired lease to be assumed pursuant to Article VII of the Plan has objected to the assumption thereof or any such objections have been withdrawn.

         BB. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code and the conditions to confirmation set forth in section 9.1 of the Plan.

         CC. Retention of Jurisdiction. Subject to the provisions of this Order, the Court may properly retain jurisdiction over the matters set forth in Article XI of the Plan and/or section 1142 of the Bankruptcy Code.

         DD. Rule 9019 Settlements; Releases and Discharges. The Plan is premised on a series of interdependent settlements and compromises (each, a "Settlement" and, collectively, the "Settlements") of various debtor-creditor, inter-debtor, and inter-creditor disputes (each, a "Dispute" and, collectively, the "Disputes"). The Settlements among the Debtors, the RCM Trustee, the Committees, the Ad Hoc Equity Committee, the Secured Lender Agent, the Indenture Trustee, certain Holders of Secured Lender Claims and Senior Subordinated Note Claims, certain customers of RCM, and other creditors of RCM and the Debtors (collectively, the "Settlement Negotiation Parties") and their respective financial and legal professionals are reflected in the relative recoveries of the various creditor groups under the Plan and are designed to achieve a global, consensual resolution of these Chapter 11 Cases. The Disputes being resolved by the Settlements are adequately described in Article II of the Disclosure Statement, the Memorandum and by the testimony adduced at the Confirmation Hearing. Pursuant to Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided under the Plan, the Settlements constitute good faith compromises and settlements of all disputes among the Settlement Negotiation Parties. The proposed recoveries reflect a fair and reasonable allocation of the aggregate value of the Debtors, and the recoveries provided to Holders of Claims of the Contributing Debtors, RCM and FXA under the Plan are substantially higher than the lowest point in the range of reasonable litigation outcomes in the absence of the Settlements, based on the assets and liabilities of the Contributing Debtors, RCM and FXA on a stand-alone basis. In addition, the releases and discharges described in Article X of the Plan constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interest of the Holders of Claims and Interests, are within the range of possible litigation outcomes, are fair, equitable, reasonable and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. Each of the release, indemnification and exculpation provisions set forth in the Plan:

                  (i) falls within the jurisdiction of this Court under 28 U.S.C. ss.ss. 1334(a), (b) and (d);

                  (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;

                  (iii) is an integral element of the Settlements embodied in the Plan;

                  (iv) confers material benefit on, and is in the best interest of, the Debtors, their Estates and creditors;

                  (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization to the extent provided in the Plan; and

                  (vi) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

         EE. The failure to effect the release, indemnification and exculpation provisions of the Plan would seriously impair the Debtors' ability to confirm the Plan. Accordingly, the compromises and settlements embodied in the release, discharge, indemnification and exculpation provisions described in Article X of the Plan are approved.

         FF. The administration of the RCM Estate in accordance with the Plan and the RCM Settlement Agreement by the RCM Trustee, whether in chapter 11 or chapter 7, is consistent with the requirements of Bankruptcy Code section 748.

         GG. The Plan is, as to the RCM Estate, consistent with the requirements of Bankruptcy Code sections 726 and 752, taking into account the settlements contained in the RCM Settlement Agreement.

                                     DECREES
                                     -------

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

         1. Solicitation Procedures. Votes for the acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code and all other rules, laws and regulations, and the solicitation procedures and solicitation are hereby approved.

         2. Confirmation. The Plan, attached hereto as Exhibit A, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.

         3. Objections. All Objections that have not been withdrawn, waived or settled are overruled on the merits.

         4. Provisions of Plan and Order Non-Severable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

         5. Claims Bar Dates for Administrative Claims. As set forth in Section
12.3 of the Plan, unless previously paid prior to the Confirmation Date, all requests for payment of Administrative Claims against all Debtors and RCM that were not previously filed pursuant to prior orders of the Court must be filed no later than thirty (30) days after the Effective Date or be forever barred. The Reorganized Debtors and the RCM Trustee shall have until the Administrative Claims Objection Deadline to object to such claims.

         6. Plan Classification Controlling. The classifications of Claims and Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan.

         7. Binding Effect. The Plan, and all compromises and settlements contemplated thereby or incorporated by reference therein, shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and any Chapter 7 trustee appointed to administer any of the Estates. If the Chapter 11 Case of RCM is converted to a case under Chapter 7 of the Bankruptcy Code, all aspects of the Plan relating to RCM, including all settlements, compromises and releases, shall nonetheless be and remain binding with full force and effect as a settlement between the RCM Chapter 7 estate and the estates of the Debtors enforceable among the Debtors' estates and against all parties in interest in the Chapter 11 Cases. The Effective Date shall constitute the effective date of the settlement between the RCM Chapter 7 estate and the Estates of other Debtors. The conversion of the RCM

Chapter 11 Case prior the Effective Date shall not impair the Effective Date occurring with respect to the other Debtors. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, and all Plan related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

         8. No Revesting of Assets (11 U.S.C. ss.ss. 1141(b) and (c)). Other than as set forth herein, or in the Litigation Trust Agreement, the remaining property of the respective Estates, other than the Contributed Claims, which shall be transferred to and vest in the Litigation Trust, shall not revest in the Debtors or RCM on or following the Confirmation Date or Effective Date, but shall remain property of the respective Estates and continue to be subject to the jurisdiction of the Court until distributed to Holders of Allowed Claims in accordance with the provisions of the Plan, this Confirmation Order and the RCM Settlement Agreement. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, this Confirmation Order and the RCM Settlement Agreement, without further order of the Court (except as specifically required). For the avoidance of doubt, the Debtors' or RCM's insurance policies shall remain property of their respective Estates in accordance with section 5.9 of the Plan, and shall not be subject to the rejection provisions of section 7.1 of the Plan.

         9. Merger of Subsidiaries into Refco Inc. In the event that, after the Effective Date, the Plan Administrator determines that it is appropriate, each of the Affiliate Debtors shall be dissolved or merged with and into Refco Inc., with Refco Inc. as the surviving entity. Notwithstanding anything to the contrary in section 5.1 of the Plan, any mergers in fact of each of the Affiliate Debtors, other than FXA, with and into Refco Inc. referenced in such section shall occur no earlier than the Effective Date. Upon the occurrence of any such merger, the Plan

Administrator, on behalf of the Reorganized Debtors, shall file all appropriate and required documentation with applicable state governmental agencies to reflect the occurrence of such mergers.

         10. Continued Corporate Existence and Dissolution of Reorganized Debtors. FXA and, until they are wound up and potentially merged with and into Refco Inc. pursuant to section 5.1 of the Plan, the Affiliate Debtors shall continue to exist as Reorganized Refco, Reorganized FXA and/or the applicable Reorganized Affiliate Debtor, respectively, after the Effective Date pursuant to the certificate of incorporation, certificate of formation or other corporate governance document, as applicable, and by-laws, operating agreement or other corporate governance document in effect prior to the Effective Date, except to the extent that such corporate governance documents are amended under the Plan, for the limited purposes of liquidating all of the assets of each of the Estates, and making Distributions in accordance with the Plan. As soon as practicable after the Plan Administrator, liquidates or otherwise disposes of assets of the Estates of the Reorganized Debtors and makes the final Distribution under the Plan, the Plan Administrator shall, at the expense of the Estates of the Reorganized Debtors and in consultation with the Plan Committee,
(i) provide for the retention and storage of the books, records, and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records, and files are no longer required to be retained under applicable law (except for those books, records and files turned over to the Litigation Trustee in accordance with the terms of the Litigation Trust Agreement), and file a certificate informing the Court of the location at which such books, records, and files are being stored, (ii) file a certification stating that the Plan Administrator has liquidated or otherwise disposed of the assets of the Estates of the Reorganized Debtors and made a final Distribution under the Plan, (iii) file the necessary paperwork with the applicable office of the secretary of state to effectuate the dissolution of the Reorganized Debtors in accordance with the laws of the applicable state, and (iv) resign as the sole officer, manager or director, as applicable, of the Reorganized Debtors. Upon the filing of the certificates described in sub-section (ii) of the preceding sentence, the Reorganized Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Reorganized Debtors or payments to be made in connection therewith. The RCM Trustee shall have sole discretion with respect to determining the timing and mariner of dissolution of Post-Confirmation RCM in accordance with the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code.

         11. Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2)). On the Effective Date, all executory contracts or unexpired leases of the Debtors shall be deemed rejected in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) previously shall have been assumed, assumed and assigned, or rejected by the Debtors, (ii) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (iii) are the subject of a pending motion to assume or reject on the Confirmation Date, or (iv) are identified in Exhibit D to the Plan as a contract or lease to be assumed. Entry of the Confirmation Order by the Court shall constitute approval of such rejections and assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

         12. Effectuating Documents and Further Transactions. Pursuant to the Plan, the Plan Administrator on behalf of the Reorganized Debtors, and the RCM Trustee, on behalf of Post-Confirmation RCM, shall be authorized to execute, deliver, file, or record such documents, instruments, releases, and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         13. Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, members, directors or managers of one or more of the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable law of the states in which the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM are incorporated or formed without any requirement of further action by the stockholders, members, directors or managers, as applicable, of the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM.

         14. Plan Documents. There being no objections to any of the Plan Documents contemplated by the Plan, and any amendments, modifications and supplements thereto, and all documents and agreements introduced therein or contemplated by the Plan (including all exhibits and attachments thereto and documents referred to therein) the execution, delivery and performance thereof by the Reorganized Debtors are authorized and approved, without need for further corporate action or further order or authorization of the Court. The Debtors and the Reorganized Debtors, as appropriate, are authorized and empowered to make any and all modifications to any Exhibits that may be agreed to by the parties thereto and are consistent with the Plan.

         15. No Discharge of Claims; Injunction. Pursuant to section 10.4 of the Plan, Confirmation shall not discharge Claims against the Contributing Debtors, FXA and RCM; provided, however, that no Holder of a Claim against or Interest in any Contributing Debtor,

FXA and RCM may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against the Estates of any Contributing Debtor, FXA or RCM, the Reorganized Debtors, Post-Confirmation RCM or their respective successors or their respective properties, except as expressly provided in the Plan. Accordingly, except as otherwise provided in the Plan, from and after the Confirmation Date all Persons who have held, hold, or may hold Claims against or Interests in the Debtors or RCM are (i) permanently enjoined from taking any of the following actions against the Estate(s) of the Contributing Debtors, FXA, RCM, the Plan Administrator, the RCM Trustee, the Reorganized Debtors, Post-Confirmation RCM or any of their property on account of any such Claims or Interests and (ii) preliminarily enjoined from taking any of the following actions against any of the Contributing Debtors, FXA, RCM, the Reorganized Debtors, Post-Confirmation RCM or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (C) creating, perfecting, or enforcing any lien or encumbrance; and (D) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained in the Plan shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of the Plan and (y) the preliminary injunction of actions against the Contributing Debtors, FXA and RCM, the Reorganized Debtors, Post-Confirmation RCM, and their property (if any) shall be dissolved and terminate one (1) day following the dissolution of the Reorganized Debtors and Post-Confirmation RCM and completion of the winding up of their affairs. Notwithstanding anything to the contrary set forth in the Plan, creditors' rights of setoff and recoupment are preserved, and the injunctions referenced in sections 10.4 and 10.5 of the Plan shall not enjoin the valid exercise of such rights of setoff and recoupment. By accepting Distributions pursuant to the Plan, each Holder of an Allowed Claim or Allowed Interest shall be deemed to have specifically consented to the injunctions set forth in Article X of the Plan.

         16. Cancellation of Securities, Instruments, and Agreements Evidencing Claims and Interests. With the exception of the equity interests of any Refco Entity held by any Debtor, RCM or Non-Debtor Affiliate pending wind-up and dissolution of such entities pursuant to this Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article V of the Plan, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors or RCM under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that the Senior Subordinated Notes Indenture shall continue in effect solely for the purposes of allowing the Senior Note Indenture Trustee to enforce the indemnity provisions of the Senior Subordinated Note Indenture on account of the Senior Subordinated Note Indenture Trustee's service on the Plan Committee, to effectuate the Distributions to be made on account of Senior Subordinated Note Claims under the Plan and, to the extent necessary, enforce the Senior Subordinated Note Indenture Trustee Charging Lien, after which point the Senior Subordinated Note Indenture shall be cancelled and discharged. The Holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments, or the cancellation thereof, except the rights provided pursuant to the Plan.

         17. Exemption from Certain Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer, or in connection with, the Plan, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, shall not be subject to any stamp tax, recording tax, transfer tax, or other similar tax.

         18. Final Fee Applications. All Professionals and other entities requesting compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered prior to the Confirmation Date shall file and serve on the Reorganized Debtors and counsel for the Reorganized Debtors and on the RCM Trustee and his counsel an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, the RCM Trustee and his counsel, and the requesting Professional or other entity no later than thirty (30) days (or such other period as may be allowed by order of the Court) after the date on which the applicable request for compensation or reimbursement was served. Upon the Confirmation Date, any requirement that Professionals comply with sections 327, 328, 330, 331 or 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Professional Fee Claims relating to fees and expenses incurred after the Effective Date shall be paid in the ordinary course of business.

         19. Professional Fee Claims Escrow Account. On the Effective Date, the Reorganized Debtors and Post-Confirmation RCM (or the RCM Trustee in the event that the RCM Chapter 11 Case previously has been converted to a case under subchapter III of chapter 7) shall fund a segregated bank account consisting of 110% of (x) the amount of any holdbacks on previously billed and paid amounts, provided, however, that the 10% holdback of fees pursuant to the December 7, 2006 Order Granting Professionals' Applications for Allowance of Interim Compensation and Reimbursement of Expenses (June 1, 2006 Through September 30,
2006) is hereby released and may be remitted to the following Professionals: (i) Bingham McCutchen LLP, (ii) FTI Consulting, Inc., (iii) Houlihan Lokey Howard & Zukin Capital, Inc., (iv) Kasowitz, Benson, Tones & Friedman LLP, (v) Milbank, Tweed, Hadley & McCloy LLP, and (vi) Skadden, Arps, Slate, Meagher & Flom LLP and (y) the amount of estimated additional fees and expenses expected to be incurred by each Professional through the Effective Date in accordance with section 12.3(c) of the Plan. Amounts held in such segregated account shall be used by the Reorganized Debtors and Post-Confirmation RCM (or the RCM Trustee in the event of conversion) to pay amounts not previously paid by the Reorganized Debtors and Post-Confirmation RCM (or the RCM Trustee in the event of conversion) and subsequently allowed by the Court following compliance with the interim compensation procedures established by the Court in these Chapter 11 Cases and/or a hearing on the Professionals' final fee applications. When all Professional Fee Claims have been paid in fu11, amounts remaining in the segregated account, if any, shall be returned to the Reorganized Debtors and Post-Confirmation RCM (or the RCM Trustee in the event of conversion).

         20. Termination of Injunctions and Automatic Stay. Pursuant to Section
10.5 of the Plan, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the property of the Estates of the Contributing Debtors, FXA, the Reorganized Debtors and Post-Confirmation RCM have been distributed in accordance with the terms of the Plan or any Plan Document, and the Estate of Post-Confirmation RCM shall have been fully administered and the RCM Trustee discharged from his duties, or as soon after the Effective Date that the Plan Administrator may determine that it is appropriate for each of the Affiliate Debtors to be merged with and into Refco Inc., with Refco Inc. as the surviving entity; provided, however, that any injunction that by its terms is permanent or otherwise is intended to survive the Effective Date and Distributions hereunder (whether by law or pursuant to order of the Court), shall be continued without modification, notwithstanding anything to the contrary contained in the Plan.

         21. Injunction. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Court, the injunctions set forth in Section 10.4 of the Plan are approved.

         22. Settlements, Compromises and Releases. All Settlements of Disputes embodied in the Plan, are approved as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their Estates, and creditors and interest holders, and shall be, and hereby are, effective and binding on all persons and entities who may have had standing to assert such claims or causes of action, and no person or entity shall possess such standing to assert such claims or causes of action after the Effective Date. Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019(a) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan, including, but not limited to, the releases set forth in
Section 10.2 of the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their estates, creditors and interest holders.

         23. Litigation Trust. The Litigation Trust shall be established for pursuit of the Contributed Claims and shall become effective on the Effective Date as set forth in Section 5.7 of the Plan and in accordance with the terms and conditions set forth in more detail in the Litigation Trust Agreement. On the Effective Date, the Contributed Claims, held by the Debtors and RCM on behalf of the Litigation Trust Beneficiaries shall be transferred to the Litigation Trust in exchange for Litigation Trust Interests for the ratable benefit of the Litigation Trust Beneficiaries. Upon transfer of the Contributed Claims to the Litigation Trust, except as otherwise provided in the Litigation Trust Agreement, the Debtors, RCM, the Reorganized Debtors, Post-Confirmation RCM and the Plan Administrator shall have no interest in or with respect to the Contributed Claims or the Litigation Trust; provided, however, that, notwithstanding such transfer to the Litigation Trust, such claims shall not be merged into a single entity but shall be deemed asserted on behalf of each applicable Estate holding such claim immediately prior to contribution, and shall remain separate and distinct from other Estates in connection with the prosecution thereof. Pursuant to section 1123(b)(3) of the Bankruptcy Code and in accordance with section 5.7(a) of the Plan, Marc S. Kirschner is hereby appointed the Litigation Trustee as a representative of each of the Estates, and the Litigation Trustee shall be deemed the successor-in-interest to each of the Contributing Debtors, FXA, and the RCM

Trustee, a "similar official duly appointed with respect to the Company," and/or a "comparable authority of the Company," for purposes of any applicable directors and officers insurance policy, including, without limitation, with respect to (i) the Exclusion F to the Directors, Officers and Corporate Liability Insurance Policy issued to Refco Inc. by U.S. Specialty Insurance Company (Policy No. 24-MGU-05-A10821) (the "U.S. Specialty Policy"), together with the excess policies that follow form to the U.S. Specialty Policy issued by Lexington Insurance Company (Policy No. 1620294), Axis Reinsurance Company (Policy No. RNN 506300), Allied World Assurance Company (U.S.), Inc. (Policy No. AW0418197), and Arch Insurance Company (Policy No. 24-MGU-05-A10821); and (ii) Exclusion G to the Management Liability and Company Reimbursement Insurance Policy issued to Refco Inc. by XL Specialty Insurance Company (Policy No. ELU091406-06). The terms of the Litigation Trust Agreement are hereby approved.

         24. Private Actions Trust. The Private Actions Trust shall become effective on the Effective Date as set forth in section 5.8 of the Plan and in accordance with the terms and conditions set forth in more detail in the Private Actions Trust Agreement to hold certain claims and causes of action against third-parties owned by Holders of Claims or Interests against RCM or the Debtors and which claims, even after contribution, are not assets of the Estates. The appointment of Marc S. Kirschner as Private Actions Trustee is hereby approved. The terms of the Private Actions Trust Agreement are hereby approved.

         25. Plan Administrator; Plan Administrator Agreement. Pursuant to
section 5.5.(a) of the Plan, the Joint Sub-Committee has designated RJM, LLC, a New Jersey limited liability company, as Plan Administrator. The appointment of RJM, LLC as Plan Administrator is hereby approved. The Plan Administrator shall serve until resignation or discharge and the appointment of a successor Plan Administrator. The terns of the Plan Administrator Agreement are hereby approved.

         26. Non-Occurrence of Effective Date. If the Effective Date has not occurred within the time period provided in Section 9.2 of the Plan, the Plan Proponents reserve all rights to seek an order from the Court directing that the Confirmation Order be vacated, that the Plan be null and void in all respects, and/or that any settlement of Claims provided for in the Plan, other than those contained in the RCM Settlement Agreement, be null and void. In the event that the Court shall enter an order vacating the Confirmation Order, the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases not previously assumed, assumed and assigned, or rejected, shall be extended for a period of 60 days after the date the Confirmation Order is vacated, without prejudice to further extensions.

         27. Authorization to Consummate Plan. Notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry and the Debtors are authorized to consummate the Plan immediately after entry of this Confirmation Order in accordance with Section 9.2 of the Plan.

         28. Notice of Entry of Confirmation Order and the Effective Date. Within five (5) Business Days of the Effective Date, the Debtors shall serve a notice (the "Confirmation and Effective Date Notice") in substantially the form attached hereto as Exhibit B (the form of which is hereby approved), pursuant to Bankruptcy Rules 2002(0(7), 2002(k) and 3020(c) on all parties that received notice of the Confirmation Hearing; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date. The Debtors shall also publish the Confirmation and Effective Date Notice in the national and global editions of USA Today, The

Wall Street Journal, The Financial Times, and the national edition of The New York Times, the Times of London, and the Singapore Straits Times.

         29. Continuation of RCM Settlement Agreement. Neither any term or provision of the Plan, nor any failure of such Plan to proceed or be confirmed or consummated, nor any conversion of the RCM Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, will in any way affect the terms or effectiveness of the RCM Settlement Agreement, which will at all times operate and be binding in accordance with its terms.

         30. Continuation of Early Payment Order. Neither any term or provision of the Plan or the Confirmation Order, nor any failure of such Plan to proceed or be confirmed or consummated nor any conversion of the RCM Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, will in any way affect the terms or effectiveness of the Early Payment Order, which will at all times operate and be binding in accordance with its terms.

         31. Voting Deadline and Procedures for Tabulation of Votes. Any Ballot received after the Voting Deadline, to the extent otherwise valid under the Disclosure Statement Order, shall be effective to effect any applicable Ballot elections.

         32. Contributing Non-Debtor Affiliate Trigger Date. For the avoidance of doubt, the term "positive Cash" contained in section 1.62 of the Plan shall mean, as to each Non-Debtor Affiliate, an amount not less than 90% of the amount projected to be received from such Non-Debtor Affiliate in the Houlihan Contributing Debtor Projections, which projections were prepared in accordance with section 9.1(f) of the Plan.

         33. Old Equity Interest Forms.

                  (a) The Private Actions Trust Election for Holders of Old Common Stock of Refco Inc. (the "Common Stock Election Form") and the Private Actions Trust Election for Holders of Certain Subordinated Claims (the "Subordinated Claim Election Form" and, together with the Common Stock Election Form, the "Old Equity Interest Forms"), substantially in the forms attached to the Plan as Exhibit M, are hereby approved.

                  (b) The Common Stock Election Form and the Plan (with exhibits F and G only) shall be mailed, within ten business days after entry of this Order, to (i) each holder of record of Refco Inc. common stock as of December 20, 2006; and (ii) each broker, commercial bank, transfer agent, trust company, dealer or other intermediary or nominee (each, a "Nominee") identified by Financial Balloting Group as an entity through which beneficial owners indirectly hold Refco Inc. common stock.

                  (c) The Subordinated Claim Election Form and the Plan (with exhibits F and G only) shall be mailed, within ten business days after entry of this Order, to (i) each holder of a timely-filed claim in the Refco Inc. chapter 11 case arising from rescission of a purchase or sale of Refco Inc. common stock, for damages arising from the purchase of sale of such stock, or for reimbursement or contribution allowable under section 502 of the Bankruptcy Code on account of such claim (all such holders, the "Subordinated Claimants"), at the address listed on such holder's claim, and (ii) the lead plaintiffs (the "Lead Plaintiffs") and their counsel in the securities class action styled In re Refco Inc. Securities Litigation, Case No. 05 Civ. 8626 (GEL) (S.D.N.Y.).

                  (d) The record date for purposes of determining creditors entitled (i) to receive the Subordinated Claim Election Form and related materials; (ii) to make the Private Actions Trust Election; and (iii) to receive distributions, if any, on account of such election, shall be December 8, 2006 (the "Subordinated Claim Record Date"). While the Common Stock Election Form shall be mailed to holders of record as of December 20, 2006, there shall be no record date for determining holders of Refco Inc. common stock entitled to make the Private Actions Trust Election.

                  (e) If a holder's Private Action Trust Election is not received by Financial Balloting Group (for holders of section 510(b) subordinated claims) or effectuated through the electronic delivery of Old Equity Interests to the account established for that purpose (for holders of Refco Inc. common stock) on or before 5:00 p.m. Eastern Time on January 30, 2007, such holder's Private Actions Trust Election shall not count or be effective.

         34. Resolution of Certain Director and Officer Indemnification Objections.

                  (a) In accordance with section 6.4 of the Plan, timely filed Claims arising in favor of present or former officers or directors under contract, statute, or entity governance documents of any of the Debtors, by reason of such officer or director actually being an officer or director of a Debtor, (collectively, "Officer and Director Claims") shall be entitled to be asserted against the estate of each and every such Debtor to the same extent as provided for under applicable law. To the extent that an officer or director has a Claim against more than one Debtor based on the foregoing sentence, each such Claim, shall, without regard to their multiple or counterpart nature, be allowed or disallowed and shall be entitled to such payment as is provided for in their respective class of claims, until the underlying liability is fully satisfied.

                  (b) Further, nothing in the Plan or Confirmation Order shall permit Officer and Director Claims to be treated as Subordinated Claims or otherwise subordinated, except in the manner and to the extent the Bankruptcy Code and Rules and decisional law, including applicable nonbankruptcy law (both substantive and procedural), would otherwise allow absent the particular provisions of this Plan. Neither the Plan nor the Confirmation Order makes any finding as to whether any Officer and Director Claims are subject to subordination and there are no pending actions to subordinate any of the Officer and Director Claims. To the extent that any such action is commenced, nothing in either the Plan or the Confirmation Order shall affect the rights of the Plan Proponents or any other party in interest to object to or seek subordination of such claims or the rights and defenses of the directors and officers in opposing such subordination actions, it being the intent of the parties that such rights and defenses are expressly preserved.

                  (c) Notwithstanding anything in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order, including, but not limited to, the injunction provisions, shall be construed to prevent present or former directors and officers of the debtors from seeking and obtaining coverage and payments from insurance policies of Refco Inc. or from insurance policies of any other Refco Entity, including, but not limited to, in the case of such directors or officers who have previously commenced such litigation, by litigation against relevant insurance companies, nor to prevent insurance companies from making such payments. Nothing in the previous sentence, however, shall be construed to grant relief (retrospective or prospective) from any stay or injunction that is not contained in the Plan to permit the directors and officers of the debtors from seeking and obtaining coverage and payments from insurance policies of Refco Inc. or from insurance policies of other Refco Entities.

                  (d) Notwithstanding anything in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order constitutes a judgment or finding as to the appropriateness of the Private Actions Trust or Trustee acting as a plaintiff in any given action which the Trust or Trustee may bring, nor does it constitute a judgment or finding as to the personal or subject matter jurisdiction of any court in which such an action may be brought, all standing and jurisdictional defenses of defendants to such actions being hereby expressly preserved; provided, however, that, to the extent any Private Actions may not be maintained by the Private Actions Trust or Trustee, such actions shall revert to the grantors of such Non-Estate Refco Claims.

         35. Resolution of Objections of New York Financial and Hillier Capital Management.

                  (a) On the Effective Date, RCM shall transfer to the FXA Estate the sum of $2.0 million.

                  (b) The Plan Administrator shall form a committee of FXA customers who did not do business with FXA in Japan (the "Non-Japan FXA Customer Committee") to oversee and direct the litigation involving FXA assets in Japan. New York Financial shall serve as the chair of the committee and Hillier Capital Management shall be appointed to the committee as a member. The Non-Japan FXA Customer Committee shall have consent rights with respect to any settlement regarding the litigation involving FXA assets in Japan. Furthermore, all reasonable expenses born in connection with the role of chair of the Non-Japan FXA Customer Committee shall be born by the FXA Estate.

                  (c) Upon the later of the Effective Date or the presentment of a statement indicating the amount of such Claim, New York Financial LLC and Hillier Capital Management shall be granted an Allowed Administrative Expense Claim against the FXA Estate pursuant to section 503(b) of the Bankruptcy Code in an aggregate collective amount not to exceed $200,000.

         36. Resolution of Objections of West Loop Associates, LLC.

                  (a) Pursuant to an order entered on the date hereof in the chapter 7 case of Refco LLC, West Loop Associates, LLC ("West Loop") shall be paid the sum of $3.75 million in cash by Refco LLC on or before the Effective Date.

                  (b) West Loop shall release all claims against the Debtors and against Refco LLC. In addition, West Loop shall be barred from bringing any action against any third party as to the potential matters set forth in Exhibit K of the Plan, provided, however, that West Loop shall expressly retain all rights to bring actions against the following: Mark Goodman & Associates, 550 West Jackson Associates Limited Liability Company, Mark Goodman, Phillip R. Bennett, Santo Maggio, and Grant Thornton.

                  (c) West Loop shall have an Allowed Claim against RGL in the amount of $20 million, but such Claim shall be satisfied in full by distribution of the Litigation Trust Interests allocable to such Claim; provided, however, any and all Litigation Trust Interests distributable on account of such Allowed Claim shall be deemed to have been assigned by West Loop to the Contributing Debtors for distribution to Holders of Allowed Contributing Debtors General Unsecured Claims.

                  (d) The Contributing Debtors shall transfer $1.875 million from Contributing Debtors Cash Distribution to the RCM Trustee for addition to the RCM Cash Distribution.

         37. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the

Plan and the RCM Settlement Agreement to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article XI of the Plan.

         38. Resolution of Securities Plaintiffs Objection.


                  (a) Nothing contained in the Plan or any Order confirming the Plan shall be deemed to release, enjoin or bar any claims, or the prosecution of any claims, asserted or to be asserted in the Securities Litigation, entitled In re Refco Securities Litigation, Case No. 05 civ 8626 (SDNY), by or on behalf of the Lead Plaintiffs as defined therein or putative class members therein, against (i) any of the Secured Lender Releasees that acted as an underwriter, book running manager or initial purchaser in connection with the underwriting, offering, distribution, or sale of the 9% Senior Subordinated Notes due 2012 issued by certain of the Debtors or of any equity securities of Refco Inc., with respect to any act or failure to act by any such Secured Lender Releasee, in its capacity as underwriter, book running manager or initial purchaser, in connection with the underwriting, offering, distribution, or sale of the 9% Senior Subordinated Notes due 2012 issued by certain of the Debtors or of any equity securities of Refco, Inc. and (ii) such other non-Debtor defendants, who are named or to be named in the Securities Litigation, including, without limitation, certain of the Debtor's non-Debtor affiliates, current or former officers and directors, underwriters, audit committee members, Thomas H. Lee Partners affiliates, Grant Thornton and BAWAG, but not including the Released Parties (other than in such capacities as described in (i) above), the Contributing Non-Debtor Affiliates identified on Exhibit L to the Modified Plan, as of December 4, 2006, and the Contributing Non-Debtor Affiliate Management identified in Schedule 1.56 of the Modified Plan, as of December 5, 2006, to the extent that the Lead Plaintiffs or the putative class members receive a distribution under the Modified Plan. To the extent either Exhibit L or Schedule
1.56 is modified subsequent
to December 4 or 5, 2006, respectively, Lead Plaintiffs and the Plan Proponents reserve their rights with respect to the release afforded to any additional Contributing Non-Debtor Affiliates or Contributing Non-Debtor Affiliate Management under the Modified Plan or any amendments thereto.

                  (b) Notwithstanding anything in the Plan or this Confirmation Order to the Contrary, in making the Private Actions Trust Election, the transfer of (i) Non-Estate Refco Claims or (ii) the proceeds of any Class Action Claims by any of the plaintiffs in the Securities Litigation described in paragraph 38(a) hereof shall not include the transfer of any recovery received by such plaintiffs in any pending action against BAWAG.

         39. Resolution of Objection of the FXCM Parties.

                  (a) Nothing in the Plan, including Article 10 of the Plan, shall impair the right of FXCM Sellers (as defined in that certain Limited Objection of the FXCM Parties to Confirmation of Joint Chapter 11 Plan of Refco Inc. and Certain of Its Direct and Indirect Subsidiaries (docket no. 3649) (the "FXCM Objection")) from arguing that they are entitled to an equitable remedy of rescission of RGL's purchase of the FXCM Equity Stake (as defined in the FXCM Objection); provided, however, any action seeking such a remedy will be heard by this Court unless this Court has permitted the FXCM Sellers to bring such an action in a different forum.

         40. Extension of Certain Plan Provisions to RCM Trustee. The provisions set forth on Exhibit D hereto shall govern and pertain in the RCM Trustee's administration of Post-Confirmation RCM and the RCM Estate in the event that RCM's Chapter 11 Case is not converted to a chapter 7.

         41. BAWAG Allocation Order and BAWAG Proceeds. The BAWAG Allocation Order, as defined in the Plan, includes this Order. The Debtors are hereby authorized to utilize the BAWAG Proceeds in accordance with the Plan and the BAWAG Allocation Order after giving effect to this Order and, specifically, the BAWAG Proceeds may be used to pay the obligations owing to RCM under the Cash Management Advance Agreement dated as of October 16, 2006, and to implement the other Distributions contemplated in the Plan. In addition, without altering the deemed allocation of BAWAG Proceeds set forth in the Plan, for purposes of making Cash Distributions, the BAWAG Contingent Proceeds shall be used to satisfy the Senior Subordinated Note Distribution to the extent such funds are available to the Estates prior to the payment in full of the Senior Subordinated Note Distribution.

         42. Exemption from Securities Laws. The exemption from the requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer, issuance, exchange or transfer of a security provided for in the Plan, including, without limitation, the distribution and subsequent transfer of Litigation Trust Interests and Private Actions Trust Interests, or registration or licensing of an issuer of, underwriter of, or broker dealer in, such security is authorized by section 1145 of the Bankruptcy Code and shall apply to the extent set forth in the Plan.

         43. References to Plan Provisions. The failure to specifically include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

         44. Confirmation Order Controlling. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in the Confirmation Order shall govern.

         45. Applicable Non-Bankruptcy Law. Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.



Dated: New York, New York
       December 15, 2006




                           /s/ Robert D. Drain
                           ------------------------------
                           UNITED STATES BANKRUPTCY JUDGE